SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MAINE & MARITIMES CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                      10/16/06              700-           16.9900
          GABELLI FUNDS, LLC.
              GABELLI UTILITY FUND
                      10/02/06              300-           16.7500
                       9/28/06              300-           17.1000
                       9/27/06              400-           17.1525
                       8/30/06              200-           17.4000
                       8/29/06              100-           17.4500
                       8/28/06              200-           17.3200
              GABELLI DIVIDEND & INCOME TRUST
                      10/11/06            1,000-           17.1160
                      10/04/06            1,000-           16.7540
                       9/06/06              500-           16.8080
                       9/01/06              500-           16.8960

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.